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March 28, 2022

To the Stockholders of Townsquare Media, Inc.:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Townsquare Media, Inc. (the “Company”), which will be held by virtual meeting format at www.virtualshareholdermeeting.com/TSQ2022, on May 10, 2022 at 10:00 a.m., Eastern Daylight Time.

Information about the Annual Meeting, the nominees for election as directors and the other proposals to be voted on by stockholders is presented in the following notice of Annual Meeting and proxy statement.

Whether or not you plan to attend the Annual Meeting, please promptly vote your shares in advance of the Annual Meeting using the methods described in the accompanying proxy statement. It is important that your shares be represented. We hope you can join us at the Annual Meeting on May 10, 2022.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors

2

One Manhattanville Road, Suite 202
Purchase, New York 10577
(203) 861-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 10, 2022, 10:00 a.m., Eastern Daylight Time

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Townsquare Media, Inc. (the “Company”) will be held by virtual meeting format at www.virtualshareholdermeeting.com/TSQ2022, on May 10, 2022 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)To elect two Class II directors named in the accompanying proxy statement to our Board of Directors, each director to hold office until the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

(2)To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

(3)To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Stockholders of record at the close of business on March 14, 2022 are entitled to receive notice of, to vote at and attend the Annual Meeting and any adjournment or postponement thereof. To attend the virtual Annual Meeting, you must demonstrate that you were a stockholder as of the close of business on March 14, 2022 or hold a valid proxy from any such stockholder. The Annual Meeting will be completely virtual, conducted via live webcast at the website above. On that website, you will be able to vote your shares electronically, view the list of stockholders entitled to vote at the meeting and submit questions during the meeting. Details regarding how to attend and participate in the virtual meeting are more fully described in the accompanying proxy statement.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors
Purchase, New York
March 28, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2022:
The accompanying proxy statement and annual report to stockholders are available free of charge at https://www.proxyvote.com

TOWNSQUARE MEDIA, INC.
One Manhattanville Road, Suite 202
Purchase, New York 10577
(203) 861-0900

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2022

Townsquare Media, Inc. (“Townsquare”, “Company,” “we,” “us” and “our”) has made this proxy statement (the “Proxy Statement”) and other materials available to you on the Internet or, upon your request, has delivered these materials by email or mail in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/TSQ2022, on May 10, 2022 at 10:00 a.m., Eastern Daylight Time, and for any postponement(s) or adjournment(s) thereof. This proxy statement and the accompanying form of proxy will be mailed to stockholders on or about March 28, 2022.

DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Townsquare’s Board consists of six directors, which is the authorized number of directors established by the Board. The Board may change the size of the Board and fill any vacancies on the Board by resolution. The Board is divided into three classes, each serving staggered, three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Class II Director Nominees for Election to the Board

Listed below are the Class II director nominees for election, each of whom currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will hold office until the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service. Should any nominee be unable to accept nomination or election, the persons named as proxies may vote for a substitute nominee recommended by the Board. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

Name	Class and Term	Age as of the Annual Meeting	Position with the Company
Gary Ginsberg	Class II - 2022	59	Director
Steven Price	Class II - 2022	60	Executive Chairman of the Board

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Mr. Ginsberg and Mr. Price provide, together with the continuing members of the Board, the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities, attributes and experiences of Mr. Ginsberg and Mr. Price that led the Board and the Nominating and Corporate

Governance Committee to determine that it was in the best interests of the Company and its stockholders to nominate these directors.

Gary Ginsberg. Mr. Ginsberg joined Townsquare’s Board in 2010. Mr. Ginsberg was the Senior Vice President and Global Head of Communications for Softbank Group Corp. from November 2018 to December 2020. Previously, Mr. Ginsberg was Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. Before joining Time Warner in February 2010, Mr. Ginsberg was the Executive Vice President of Global Marketing and Corporate Affairs at News Corporation. Mr. Ginsberg coordinated and executed News Corp.’s global marketing and investor relations programs, as well as its corporate affairs, strategic communications and philanthropic efforts. Mr. Ginsberg joined News Corporation in 1999 as Executive Vice President of Corporate Communications. He was appointed to News Corp.’s Executive Management Committee in 2000 and to the seven-member Office of the Chairman in 2007. Prior to News Corp., Mr. Ginsberg was a managing director at the New York-based strategic consulting firm of Clark & Weinstock. Previously, he was a senior editor and counsel at George, the monthly political magazine, and a former Assistant Counsel to President Clinton. Mr. Ginsberg began his professional career as an attorney with Simpson Thacher & Bartlett. Mr. Ginsberg has served on the board of directors of Schrödinger, Inc. (NASDAQ: SDGR) since April 2020, and currently serves on the audit committee. Mr. Ginsberg served on the board of directors of Synacor, Inc. (NYSE: SYNC) from December 2011 to June 2020. He is a graduate of the Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. He received his undergraduate degree magna cum laude from Brown University, where he was elected to Phi Beta Kappa. Mr. Ginsberg is qualified to serve on Townsquare’s Board due to his substantial operational and management experience in the Company’s industry, his strong background in corporate strategy and business development, and his public company Board experience.

Steven Price. Mr. Price co-founded Townsquare in May 2010. He served as the Company’s Chief Executive Officer from its founding in 2010 through October 2017, and has served as its Executive Chairman since October 2017. He is also Co-Founder & CEO of 25Madison, a startup studio that invests in and accelerates early-stage startups. Prior to co-founding FiveWire Media Ventures, LLC, an entity formed in 2008 for the purposes of investing in the Company ("FiveWire"), Mr. Price was a Senior Managing Director at New York-based private equity firm Centerbridge Partners from 2006 to January 2009 and, before that, he held a similar position at Spectrum Equity Investors from 2004 to 2006. Before joining the private equity business, Mr. Price served in the Pentagon as Deputy Assistant Secretary of Defense (Spectrum, Space, and Communications) from 2001 to 2004. Prior to joining the Pentagon, he served as President and CEO of LiveWire Ventures from 1998 to 2001, a software and services company he founded in 1998 with Mr. Rosenstein. Mr. Price was also formerly the President and CEO of PriCellular Corporation, a publicly traded cellular phone operator focused on small to mid-sized markets, which was sold in 1998 for $1.4 billion. Earlier in his career, Mr. Price worked as an attorney at Davis, Polk & Wardwell and as an investment banker at Goldman Sachs. Mr. Price graduated magna cum laude from Brown University where he was elected Phi Beta Kappa, and earned a J.D. from the Columbia University School of Law. Mr. Price is qualified to serve on Townsquare’s Board due to his substantial operational and management experience in the Company’s industry, including seven years as Chief Executive Officer of the Company, his public company board and management experience, and his extensive investment and entrepreneurial experience.

Directors Continuing in Office

The following sets forth information regarding the Company’s directors continuing in office. The biographies below describe the skills, qualities, attributes and experiences of the continuing directors that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate for these directors to continue their service on the Board. There are no family relationships among the Company’s executive officers and directors.

Name	Class and Term	Age as of the Annual Meeting	Position with the Company
B. James Ford	Class I - 2024	53	Director
Stephen Kaplan	Class III - 2023	63	Director
David Lebow	Class I - 2024	60	Director
Bill Wilson	Class III - 2023	53	Chief Executive Officer & Director

B. James Ford. Mr. Ford joined Townsquare’s Board in 2010. Mr. Ford has been the Chairman of FRD, LLC, a merchant bank and family investment office, since July 2019. Mr. Ford has been a Senior Advisor of the Los Angeles Organizing Committee of the Olympic and Paralympic Games 2028 since 2016. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree Capital Management L.P.’s (“Oaktree”) Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996 and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. He also served as a Senior Advisor to Oaktree from 2016 to 2017. Mr. Ford worked extensively with a variety of Oaktree portfolio companies, including serving on the boards of directors of numerous private and public companies. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Advisory Council of the Stanford Graduate School of Business and the Children’s Bureau. Through his prior role at Oaktree and his service as a director of multiple public and private companies, Mr. Ford has significant management, investment and financial experience and expertise in overseeing corporate governance matters. Mr. Ford previously was designated by Oaktree as an “Oaktree Director” pursuant to the Company’s certificate of incorporation and the Stockholders’ Agreement between the Company, Oaktree, FiveWire, and certain current and former executive officers (the "Stockholders' Agreement”).

Stephen Kaplan. Mr. Kaplan joined Townsquare’s Board in 2010. Mr. Kaplan is Chairman of Nalpak Capital, a private investment firm that he founded in May 2017. Mr. Kaplan served as an Advisory Partner of Oaktree from January 2017 until December 2019, and prior to that he was a Principal and head of Oaktree’s Special Situations Group. Mr. Kaplan joined Oaktree in 1995, having previously served as a managing director of TCW and portfolio manager in the TCW Special Credits Group. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher. He previously served on the boards of Oaktree Capital Group, LLC, Regal Entertainment Group, Alliance HealthCare Services, Inc. (formerly Nasdaq: AIQ), Genco Shipping and Trading Ltd. (NYSE: GNK), and General Maritime Corporation (formerly NYSE: GMR). In addition, he currently serves on the boards of several private companies and nonprofit organizations, including the UCLA Jonsson Comprehensive Cancer Center Foundation and the New York University School of Law Foundation. Mr. Kaplan graduated with a B.S. degree in political science summa cum laude from the State University of New York at Stony Brook and a J.D. from the New York University School of Law. Mr. Kaplan is qualified to serve on Townsquare’s Board due to his substantial management, finance, public company board and legal experience. Mr. Kaplan previously was designated by Oaktree as an “Oaktree Director” pursuant to the Company’s certificate of incorporation and the Stockholders’ Agreement.

David Lebow. Mr. Lebow joined Townsquare’s Board in 2010. Mr. Lebow is Chief of Staff at Draft Kings, Inc. Prior to joining Draft Kings in April 2018, Mr. Lebow was an investor, advisor and independent management consultant. Previously, Mr. Lebow was Chief Revenue Officer at YP, overseeing a 3,000-person sales organization, until April 2017. Prior to joining YP in December 2012, Mr. Lebow served as President-Revenue of Group Commerce in NYC, a role he assumed in June 2011. He served as Acting Chief Executive Officer and a director of Oberon Media, Inc. from October 2010 through February 2011 and served as Chief Executive Officer/President of Internet Broadcasting Systems, from July 2007 through June 2010. He also served as a board member of Internet Broadcasting Systems. Mr. Lebow was Executive Vice President and General Manager of AOL Media Networks from 2002 to 2007. In this role, he oversaw the AOL Commerce business, AOL’s advertising operations, and played a large role transforming AOL from a dialup ISP into a consumer web portal. He served as senior vice president of Emmis Communications, a diversified media company. He also oversaw media properties for AMFM/Chancellor Media. In January 2010, he was elected to the Ithaca College Board of Trustees where he served as Vice Chairman. Mr. Lebow graduated from Ithaca College in 1983 with a degree in broadcast communications management. Mr. Lebow is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his significant management experience.

Bill Wilson. Mr. Wilson joined Townsquare’s Board in March 2018. Mr. Wilson joined Townsquare in September 2010 and, prior to his appointment as Chief Executive Officer in January 2019, served as Co-Chief Executive Officer beginning in October 2017. Prior to his appointment as Co-Chief Executive Officer, Mr. Wilson served as Executive Vice President and Chief Content & Digital Officer of the Company since September 2010. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for AOL’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), which he joined in 1992, and was responsible for worldwide marketing including artist, digital and non-traditional marketing across more than 50 countries for the world’s biggest artists including Dave Matthews Band, OutKast, Foo Fighters, Whitney Houston, Annie Lennox, Santana and numerous major recording artists over his tenure at BMG. Mr. Wilson started his career at BMG subsidiary Arista Records under the guidance of Clive Davis and Richard Sanders, where he was a product manager working with artists across numerous genres including Notorious B.I.G., TLC, Sarah McLachlan, Kenny G and Spiritualized. Mr. Wilson won an Emmy Award in 2006 for the record setting Live 8 program and was named to the Hollywood Reporter’s “Digital Power List” in 2008, which profiles the 50 people who most influence the creation and distribution of content online. In addition, he was profiled in Crain’s New York Business’ “40 under Forty” and Billboard’s “Power Players” in Digital Entertainment in 2005, as well as Hollywood Reporter’s “Next Generation” in 2003, and Radio Ink’s “Most Powerful in Radio” in 2018, 2019, 2020 and 2021. Mr. Wilson was voted the Radio Board Chair of the National Association of Broadcasters (“NAB”) in June 2021, after serving on the Executive Board of the NAB since 2020 and previously serving as an NAB Board Member. Mr. Wilson was also recently recognized as 2021 “Executive of The Year” by Radio Ink. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned a M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management. As our Chief Executive Officer (or Co-Chief Executive Officer) since October 2017, and our Executive Vice President, Chief Content and Digital Officer prior to that, with responsibility for management of our digital operations, Mr. Wilson contributes critical knowledge to the Board regarding day-to-day operations, operational and financial goals, strategies and performance, effectiveness of the management team, and the corporate culture of the Company.

Corporate Governance

Former Controlled Company - Transition Period. On March 9, 2021, the Company repurchased 1,595,224 shares of the Company’s Class A common stock, 2,151,373 shares of the Company’s Class B common stock and 8,814,980 warrants to purchase shares of the Company’s Class A common stock from certain affiliates of Oaktree (the “Oaktree Stock Repurchase”). Subsequent to the Oaktree Stock Repurchase, the Company is no longer a “controlled company” under the New York Stock Exchange (“NYSE”) corporate governance standards. Following the permitted transition period for certain corporate governance requirements, the Company is now in compliance with the NYSE corporate governance requirements for non-controlled companies, including that the committees of the Board are now solely comprised of independent directors.

Director Independence. The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations and other information known by the Board, the Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that four of our six directors (Mr. Ginsberg, Mr. Lebow, Mr. Ford and Mr. Kaplan) do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the NYSE. Mr. Wilson and Mr. Price are employed by us and therefore are not independent directors.

The Board also determined that all Audit Committee and Compensation Committee members are independent under the additional independence rules of the NYSE and SEC rules for such membership. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

Mr. Quick, who resigned from the Board in May 2021, was considered “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE for Board and Compensation Committee purposes.

Board Leadership Structure. Steven Price, one of our founders and formerly our Chief Executive Officer, serves as Executive Chairman of our Board, presides over meetings of the Board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. The Company believes that this leadership structure is appropriate in light of the valuable insight Mr. Price brings to the Company and our Board based on his perspective and experience as one of our founders and our former Chief Executive Officer, as well as his substantial experience in the Company’s industry. Although the Company does not have a lead independent director, the Board has determined that four of the six members of our Board are independent and all committees of the Board, with significant oversight responsibilities, are fully independent. Further, regular meetings of our Board generally include an executive session of our independent directors without management present. Mr. Ginsberg presides over such executive sessions.

Meetings of the Board and Committees. All directors are expected to attend all meetings of the Board and of Board committees on which they serve. The Board held a total of five meetings during 2021, all of which were attended by every current director. During 2021, each member of the Board attended at least 88% of the meetings of the Board and all committees of the Board on which he served. Of the seven directors then in office, one director (Mr. Wilson) attended our 2021 annual meeting of stockholders.

Board Committees. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that operate under written charters adopted by the Board. These charters and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics are available at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement. Messrs. Wilson and Price do not currently serve on any standing committees.

Director	Audit Committee	Compensation Committee(1)	Nominating and Corporate Governance Committee(1)(3)
B. James Ford	Chair	Chair(2)	—
Gary Ginsberg	Member	Member	Member
Steven Kaplan	—	—	Chair
David Lebow	Member	Member	Member
(1)    On May 14, 2021, David Quick resigned from the Board, as Chair of the Compensation Committee and as member of the Nominating and Corporate Governance Committee.

(2)    On October 21, 2021, B. James Ford was appointed as Chair of the Compensation Committee.
(3)    On June 3, 2021, Steven Kaplan was appointed as member of the Nominating and Corporate Governance Committee. On March 1, 2022, Mr. Lebow replaced Mr. Price as a member of the Nominating and Corporate Governance Committee, and Mr. Kaplan was appointed Chair of such committee.

Audit Committee. The Audit Committee is responsible for, among other matters: (1) the sole authority in appointing, compensating; retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; (2) discussing with the Company’s independent registered public accounting firm the scope and results of their audits; (3) approving (including pre-approving, as required) all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; (4) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm, and approving as necessary, the interim and annual consolidated financial statements that the Company files with the SEC and related earnings releases; (5) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls, including disclosure controls and procedures and internal control over financial reporting, and compliance with legal and regulatory requirements; (6) overseeing the performance of the Company’s internal audit function; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and approving related person transactions. The Audit Committee may form and delegate authority to subcommittees as appropriate.

The Board has determined that Mr. Ford meets the definition of an audit committee financial expert and that each of the Audit Committee members meets the requirements for financial literacy under the applicable requirements of the SEC and the NYSE. The Audit Committee met four times during 2021. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Compensation Committee. The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (3) reviewing and approving employment, severance and change in control agreements and other similar arrangements between the Company and its executive officers; and (4) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may form and delegate authority to subcommittees as appropriate. The Compensation Committee did not meet but acted by written consent during 2021.

In determining the compensation of named executive officers other than Mr. Wilson, the Compensation Committee receives significant input from Messrs. Wilson and Rosenstein and leadership in the human resources department. Messrs. Wilson and Rosenstein have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. No person provides input with respect to his or her own compensation. Management also provides the Compensation Committee with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors. The Compensation Committee retains the discretion to modify the recommendations of management and reviews such recommendations for their reasonableness based on individual and Company performance, internal pay equity and market information.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending candidates for membership on the Board, including evaluating any nominees recommended by stockholders; (2) reviewing and recommending the composition of Board committees; (3) overseeing the Company’s compliance with ethics policies; (4) making recommendations to the Board concerning governance matters; and (5) overseeing the annual Board and committee evaluations. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees as appropriate.

The Nominating and Corporate Governance Committee did not meet but acted by written consent during 2021. After the end of the fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee recommended to the full Board the nominees named in this Proxy Statement for reelection to the Board.

Risk Oversight. The Board oversees the Company’s risk management primarily through the following:

Among the Board:

•Review and approval of management’s annual business plan and budget, including projected opportunities and challenges facing the business, and review of management’s strategic and liquidity plans.
•Periodic review of business developments, strategic plans and implementation, liquidity, and financial results.

•Oversight of capital spending and financings as well as acquisitions, divestitures and investments.
•Oversight of succession planning.
•Executive sessions consisting solely of the non-management and independent directors.

Among the Audit Committee:

•Oversight of the Company’s significant financial risk exposures (including credit, liquidity, legal, regulatory, and other contingencies), accounting and financial reporting, disclosure control and internal control processes, the internal audit function, the legal compliance function and the whistleblower hotline reporting processes in relation to accounting matters.

Among the Compensation Committee:

•Review and approval regarding executive officer compensation and its alignment with the Company’s business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants.

Human Capital. Our most important core value is “You Matter.” We are not just a company; we are a team. “You Matter” means that every employee has an impact on our success, and it is our obligation to provide each employee with the tools, resources and leadership required to succeed and achieve our goals. We believe that if we work together to train, develop and reward our employees in ways that acknowledge performance, abilities and contributions, we will all grow together and share our individual and collective success.

Diversity, Equity and Inclusion

Race, background, age, gender, sexual orientation, religion, physical ability, perspective and life experience are all important elements of each and every one of our team members. We embrace this diversity because we care about our team members and because these individual perspectives contribute a wealth of knowledge, talent and experience that ultimately benefit the Company. We have work to do, but our goal is for everyone in the Company to be seen, heard and valued. We will accomplish this through increased awareness and empathy around the challenges faced by one another and by making diversity part of our culture and not just an initiative. To this end, in 2018, we created a Diversity and Inclusion Council, which meets monthly to discuss Company initiatives, and instituted diversity trainings for newly hired employees as well as ongoing trainings during employment. Townsquare's mission is to enhance the communities we serve and use our influential voices to improve and support all members of those communities.

Talent Recruitment, Retention and Engagement

Our ability to identify, hire, develop, motivate and retain our talent is critical to the future success and continued growth of our business. Once a year, we conduct a survey of our entire employee population to measure the key drivers of engagement and assess employee perception. Management uses the results of these annual surveys to identify priorities for workplace improvements. We seek to provide a desirable work environment with competitive compensation and benefits packages, and create a collaborative culture that is focused on a team mentality and gives each individual the means to succeed and contribute to the company’s overall success. We provide a variety of health and insurance benefits, including:

•Employer sponsored health insurance;
•Company provided life insurance;
•Pet insurance;
•Paid sick, holidays and vacation;
•Volunteer time off;
•401(k) plan, with matching reinstituted in 2022;
•Nonqualified employee stock purchase plan (launched January 1, 2022);
•Employee assistance program; and
•Employee discount program.

Talent Development and Recognition

Through Townsquare University, our in-house training platform led by our Senior Vice President, Digital Sales and Training, we provide extensive training to our newly-hired employees and further training for any newly-promoted managers, with the goal of promoting better decision-making, building better teams and strengthening the skills of the future leaders of the Company. We highlight the accomplishments and tenure of our employees through our Employee of the Month program, celebrating work anniversaries through recognition in our monthly employee newsletter and our Presidents Club, which provides awards and benefits for top sales performers.

Employee Health and Wellness

After the COVID-19 pandemic sent a significant portion of our work force to work from home in early 2020, most of the Company’s local market team members returned to work in the office in the summer of 2020, while most of our Townsquare Interactive employees continue to work remotely. The health and safety of our team and our communities is of utmost importance, so we have implemented health and safety policies in each of our locations that are in accordance with applicable law. We continue to encourage flexible work policies to support our employees during the COVID-19 pandemic and the unique challenges that have been presented.

In addition, through an outside service provider, we host virtual monthly webinars tailored around employee interests that are identified in response to an employee survey. In 2021, we also worked with outside benefits providers to develop an initiative that we are launching in 2022 designed to address specific health concerns, such as smoking cessation, that impact both our employees’ wellness and our medical claims levels.

Code of Business Conduct and Code of Ethics. The Company has adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”) which applies to all of its directors, officers and other employees, including its principal executive officer, principal financial officer and controller. In addition, the Company has adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) which applies to its principal executive officer, principal financial officer, controller and other designated members of the Company’s management. Copies of each code are available on the Company’s corporate website at www.townsquaremedia.com/equity-investors/corporate-governance-documents. The Company will provide any person, without charge, upon request, a copy of the Company’s Code of Business Conduct and Code of Ethics. Such requests should be made in writing to the attention of General Counsel at the following address: One Manhattanville Road, Suite 202, Purchase, New York 10577. Any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics required to be disclosed by the NYSE or SEC, will be posted on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

Prohibition on Hedging. The Company’s Insider Trading Policy prohibits our employees (including officers) or directors from purchasing, selling or engaging in any other transaction involving any derivative securities related to any equity securities of the Company, including any option, warrant, convertible security, stock appreciation right or similar security with an exercise or conversion price or other value related to the value of any equity security of the Company. This prohibition does not, however, apply to any derivative security received by employees pursuant to a Company compensatory or benefit plan, contract or arrangement.

Considerations in Evaluating Director Nominees. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to the Board and the management of the Company based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that it should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints.

Pursuant to the Stockholders’ Agreement, subject to Oaktree’s ownership thresholds (the “Oaktree Ownership Threshold”), the Company previously agreed to include in the slate of nominees recommended by the Board for election at each annual or special meeting of stockholders at which directors are to be elected, that number of individuals designated by Oaktree that, if elected, would result in three Oaktree Directors (as defined therein) serving in a separate class of directors on the Board. Mr. Quick, who resigned from the Board in May 2021, and Messrs. Ford and Kaplan were previously those designees. See “Certain Relationships and Related Transactions”. As a result of the Oaktree Stock Repurchase, Oaktree ceased to satisfy the Oaktree Ownership Threshold on March 9, 2021. Accordingly, the Company is no longer required to nominate Oaktree Directors.

The Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees for election.

The Nominating and Corporate Governance Committee will evaluate nominees recommended by the stockholders against the same criteria that it uses to evaluate other potential nominees. See “General Information – What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of stockholders?” for further information. The Company did not receive any recommendations for director nominees from stockholders for the Annual Meeting.

Majority Voting Policy with Rejectable Resignation for Uncontested Director Elections. In March 2021, we adopted a new majority voting policy for uncontested director elections. As set forth in our Corporate Governance Guidelines, if any nominee for director receives a greater number of votes “withheld” than “for” in an uncontested election, such director must promptly tender his or her resignation conditioned on Board acceptance following certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification of the stockholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and promptly disclose its decision and rationale for accepting or rejecting the resignation in a public announcement.

Communications with the Board. Any matter intended for the Board, committee of the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at One Manhattanville Road, Suite 202, Purchase, New York 10577, with a request to forward the communication to the intended recipient or recipients. In general, any communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Limitations on Board Service. The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, prior to becoming a director of another public company, a director shall notify the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board and Chief Executive Officer to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as a director of the Company. Additionally, the Audit Committee will be informed if there is concern that any directorship with another company might create a conflict of interest. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director's ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

Stockholders and Other Interested Parties. The Company actively engages with, and receives feedback from, stockholders and other interested parties on a variety of topics throughout the year. In 2021, we participated in approximately 10 investor conferences and over 85 investor meetings. Additionally, on an ongoing basis, we communicate with interested parties through disclosures in our SEC filings, press releases, annual reports, and our Company website, and respond to follow-up inquiries to the extent permitted under applicable law and NYSE regulations.

DIRECTOR COMPENSATION

Compensation of Directors for 2021

The Company pays each non-employee director $50,000 in cash annually for Board service, plus $25,000 in cash to the Chair of each of the committees of the Board. In recent years, each non-employee director receives an annual equity grant of restricted shares of the Company’s Class A common stock (“Restricted Stock”) having a grant date fair value of $100,000, which grants recently have been awarded in the fourth quarter of the fiscal year.

In 2021, the Company did not award equity to non-employee directors due to the ongoing evaluation by the Compensation Committee of potential changes to the equity award program. In February 2022, the Compensation Committee determined not to recommend to the Board any changes to such equity award program as the Compensation Committee continues its analysis, and the Board granted Restricted Stock awards having a grant date fair value of $100,000 to each non-employee director. The Restricted Stock vests in full on the first anniversary of the grant date. Such equity awards represent compensation for Board service in 2021, although such awards are not included in the Director Compensation Table below based on the grant date. Instead, such equity awards will be reported as 2022 compensation. Our equity awards representing compensation for Board service in 2022 is expected to be granted in the first quarter of 2023.

The table below summarizes the compensation earned or paid to Mr. Ford, Mr. Ginsberg, Mr. Kaplan, Mr. Lebow, and Mr. Price for 2021. As an NEO, compensation earned by or paid to Mr. Wilson is fully reflected in the “Summary Compensation Table” above. During his service on the Board, Mr. Quick was a Managing Director at Oaktree, which controlled more than 50% of the voting power for the election of the Company’s directors until March 9, 2021, and he did not receive any compensation from the Company for his service as a director in 2021 through his resignation on May 14, 2021.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
B. James Ford	100,000	—		100,000
Gary Ginsberg	50,000	—		50,000
Stephen Kaplan(1)	75,000	—		75,000
David Lebow	50,000	—		50,000
Steven Price	500,000	90,411	(2)	590,411

(1)    In 2021, Mr. Kaplan informally served as co-chair of the Nominating and Corporate Governance Committee during the permitted transition period prior to the Company having fully independent Board committees as a non-controlled company, and he received $25,000 corresponding to being Chair of such committee.
(2)    In 2021, Mr. Price received $18,000 in an automobile and commuting allowance, $7,157 in tax gross-up payments to offset a tax liability arising from the automobile allowance received from the Company, and $65,254 for fees and insurance premiums paid by the Company.

In connection with Steven Price’s appointment as Executive Chairman of the Board in October 2017, he and the Company entered into a letter agreement (the “Executive Chairman Agreement”) that provides for an annual base salary of $500,000. The Executive Chairman Agreement provides that upon cessation of Mr. Price’s service as Executive Chairman, all of his unvested stock options will vest and remain exercisable for five years (or if earlier, until the stated term of the award). Under the terms of the Executive Chairman Agreement, Mr. Price is subject to customary non-solicitation and non-competition covenants for the duration of his service as Executive Chairman and for a period of twelve months and six months thereafter, respectively. On December 9, 2019, the Company entered into a letter agreement with Mr. Price, amending the Executive Chairman Agreement (such letter agreement, the “Price Agreement Amendment”). Pursuant to the Price Agreement Amendment, in the event the Company terminates Mr. Price’s service without cause or Mr. Price terminates his service for good reason within 12 months following a change in control of the Company, Mr. Price will be eligible to receive one times his annual base salary then in effect. In the event the Company terminates Mr. Price’s service without cause and a change in control is consummated within six months following the date of such termination, Mr. Price will be eligible to receive one half of his annual base salary then in effect. The definitions of cause and good reason under the Price Agreement Amendment are the same as those defined above for the Employment Agreements. See “Potential Payments Upon Termination or Change in Control – Agreements with Named Executive Officers.”

EXECUTIVE OFFICERS

The following sets forth information regarding executive officers of the Company as of the date hereof. Biographical information pertaining to Mr. Price and Mr. Wilson, each of whom is both a director and an executive officer of the Company, can be found in the section entitled “Directors.”

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	60	Executive Chairman of the Board of Directors
Bill Wilson	53	Chief Executive Officer and Director
Stuart Rosenstein	61	Executive Vice President and Chief Financial Officer
Erik Hellum	57	Executive Vice President, Chief Operating Officer, Local Media
Scott Schatz	43	Executive Vice President, Finance, Operations and Technology
Claire Yenicay	38	Executive Vice President, Investor Relations and Corporate Communications
Michael Josephs	46	Executive Vice President, Business Development and Mergers & Acquisitions
Robert Worshek	51	Senior Vice President, Chief Accounting Officer

Stuart Rosenstein, Executive Vice President and Chief Financial Officer. Mr. Rosenstein co-founded Townsquare in May 2010. Prior to co-founding FiveWire in January 2009, Mr. Rosenstein was previously the owner and managing principal from 2004 to January 2009 of AMG Financial, a private lending firm that extended financing and provided collateralized loans and other services principally to the real estate industry. Prior to founding AMG Financial in 2005, he co-founded LiveWire Ventures in 1998 with Mr. Price and served as the company’s Executive Vice President and Chief Financial Officer. Prior to that, he served as the Executive Vice President and Chief Financial Officer of PriCellular Corporation. Mr. Rosenstein started his career at Ernst & Young and was a senior manager at the firm until leaving to join PriCellular in 1990. Mr. Rosenstein earned his B.S. magna cum laude in Business Administration (Accounting) from the State University of New York at Buffalo. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New York Society of Certified Public Accountants.

Erik Hellum, Executive Vice President, Chief Operating Officer, Local Media. Mr. Hellum joined Townsquare in August 2010 following the acquisition of GAP Radio Broadcasting, where he served as President of GAP West from May 2008 to August 2010. Prior to joining GAP West, Mr. Hellum worked at Bonneville International Communications, where he was Vice President/Market Manager of WIL/WRTH in St. Louis, MO from October 2002 to November 2004 and spent 4 years as Vice President/Market Manager of KTAR AM/FM and KPKX in Phoenix, AZ from November 2004 to April 2008. Previously, Mr. Hellum was Vice President-Sales for AM/FM and oversaw Clear Channel’s early cross-platform sales efforts. He began his career at Katz Radio, where he held positions of increasing responsibility in Boston, Philadelphia, Chicago, Los Angeles, and New York. Mr. Hellum received a B.A. from the University of Wisconsin.

Scott Schatz, Executive Vice President, Finance, Operations and Technology. Mr. Schatz co-founded Townsquare in May 2010. Prior to joining the Company, Mr. Schatz spent nearly a decade advising companies on valuations, mergers and acquisitions, and capital raises. Most recently he worked in Bear Stearns’ Technology, Media & Telecom Investment Banking Group where he was responsible for the execution of mergers and acquisitions and capital raising transactions for clients such as Freescale, NTELOS, Cablevision, Digitas and Valassis Communications. Prior to joining Bear Stearns, Mr. Schatz worked as an associate at Brown Brothers Harriman in its Mergers and Acquisitions Group where he was primarily responsible for advising owners of closely held firms in various industries, including: health care services, medical technology, telecom services, marketing & information services and other outsourced business services. Mr. Schatz began his career as an analyst at J.P. Morgan in its Technology, Media & Telecom Investment Banking Group. Mr. Schatz received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

Claire Yenicay, Executive Vice President, Investor Relations and Corporate Communications. Ms. Yenicay joined Townsquare in June 2011. Prior to her current position, she focused on business development and mergers and acquisitions at Townsquare, assisting the Company in completing transactions totaling more than $500 million in aggregate value. Previously, Ms. Yenicay was employed at Oak Hill Capital Partners, a private equity company managing more than $12 billion of capital commitments and co-investments. While at Oak Hill, Ms. Yenicay held the position of Associate in the Business and Financial Services Group, where she advised companies in an array of industries including business process outsourcing, equipment rental and third-party logistics services. Prior to joining Oak Hill, Ms. Yenicay worked in the investment banking division of Merrill Lynch, focused on mergers and acquisitions and capital raising for telecom, media and entertainment companies. Ms. Yenicay received B.S. magna cum laude from Georgetown University.

Michael Josephs, Executive Vice President, Business Development and Mergers & Acquisitions. Mr. Josephs joined Townsquare in March 2013. Previously, Mr. Josephs was a Managing Director at MESA Securities, an investment bank solely focused on the media and entertainment industry. While at MESA, he sourced and led advisory and financing opportunities for early and growth stage clients. Prior to MESA, he spent ten years in the investment banking divisions of Credit Suisse and Merrill Lynch executing mergers and acquisitions, as well as financing transactions for large cap media and entertainment companies. During his tenure as an investment banker, he executed transactions for clients such as Cablevision, Liberty Media, McClatchy, The Thomson Corporation, Univision, Viacom, Vivendi, and YP Holdings. He was named to the Multichannel News 2013 Money All Star list. Mr. Josephs received a B.B.A., with Distinction, from the University of Michigan Business School.

Robert Worshek, Senior Vice President, Chief Accounting Officer. Mr. Worshek joined Townsquare in December 2019. From November 2017 to December 2019, Mr. Worshek served in several interim senior accounting and finance roles for private and publicly traded companies. These roles include independent contractor positions at Drew Marine, providing technical accounting services, from July 2019 to December 2019, Triton Advisory Services serving one of their clients in the roles of interim divisional Chief Financial Officer and interim Director of Shared Services from July 2018 to March 2019, and Elite Placement Group serving one of their clients in the role of accounting consultant from November 2017 to March 2018. From May 2014 to June 2017, Mr. Worshek held various positions at Element Solutions, Inc. (formerly Platform Specialty Products Corporation), including Vice President of Accounting and Chief Accounting Officer. From January 2011 to October 2013, Mr. Worshek was the Chief Accounting Officer of Trust Financial Corporation (formerly SunTrust Banks, Inc.). Prior thereto, Mr. Worshek held various positions with increasing responsibilities in the audit and transaction service practices of PricewaterhouseCoopers LLP from November 1997 to December 2010. Mr. Worshek also served as Practice Fellow at the Financial Accounting Standards Board from July 2009 to December 2010. Mr. Worshek has a Bachelor of Science degree in Business Administration from the University of Nebraska at Omaha and an M.B.A. from the Booth School of Business at the University of Chicago.

EXECUTIVE COMPENSATION

The following discussion and tabular disclosure describe the material elements of compensation for all individuals serving as the Company’s principal executive officer or acting in a similar capacity and the next two most highly compensated executive officers as of December 31, 2021 (collectively, the “NEOs”). The NEOs for 2021 are Bill Wilson, Stuart Rosenstein, and Erik Hellum. Compensation earned by or paid to Mr. Price, Executive Chairman of the Board, is fully reflected in the “Director Compensation Table” above.

Summary Compensation Table for 2021 and 2020

The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Bill Wilson, Chief Executive Officer	2021	1,000,000	1,000,000	—	90,354	2,090,354
	2020	1,000,000	500,000	1,642,500	120,860	3,263,360
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2021	750,000	650,000	—	120,126	1,520,126
	2020	750,000	450,000	1,642,500	149,749	2,992,249
Erik Hellum, Executive Vice President, Chief Operating Officer - Local Media	2021	625,000	600,000	—	30,754	1,255,754
	2020	625,000	475,000	1,314,000	63,078	2,477,078

(1)    The Company has utilized the Townsquare Media, Inc. Annual Performance Plan (the “Annual Bonus Plan”) since its IPO in 2014. The Annual Bonus Plan provides for the grant of bonus awards to employees of the Company and/or its subsidiaries and is administered by the Compensation Committee with respect to the executive officers. The Compensation Committee, in its sole discretion, grants bonus awards to executive officers in whole or in part in cash, common stock, or other property, based on any or all of the following: (i) attainment of time-based vesting conditions, (ii) attainment of any performance goal established by the Compensation Committee with respect to any performance period; or (iii) the Compensation Committee’s evaluation of a participant’s individual performance for the Company and/or its subsidiaries. Consistent with prior years, the bonus reflected in the table awarded to each NEO is a discretionary cash bonus awarded annually by the Compensation Committee that is subject to annual review. Under the Annual Bonus Plan, unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable date of payment of a bonus award in order to receive payment.

(2)    We did not make any equity awards to our NEOs in 2021. We granted stock options to our NEOs in 2020. The options to purchase the Company’s Class A and Class B common stock granted to our NEOs in December 2020 vest 25% on each of the first four anniversaries of the grant date. The table reflects the grant date fair value of stock options granted during 2020. The grant date fair value of stock options granted in 2020 was determined in accordance with ASC 718 using the Black-Scholes option pricing model, which includes certain valuation assumptions.

All Other Compensation

The following table details the amounts reflected under “All Other Compensation” in the Summary Compensation Table.

Name	Year	Automobile Allowance ($)	Tax Gross-Up Payments ($)(1)	401(k) Matching Contributions ($)	Healthcare and Other Benefits ($)(2)	Total ($)
Bill Wilson	2021	24,000	10,292	—	56,062	90,354
	2020	24,000	10,360	2,500	84,000	120,860
Stuart Rosenstein	2021	24,000	15,571	—	80,555	120,126
	2020	24,000	15,571	2,850	107,328	149,749
Erik Hellum	2021	—	—	—	30,754	30,754
	2020	2,364	—	1,563	59,151	63,078

(1)    Reflects tax gross-up payments to Mr. Wilson and Mr. Rosenstein in 2021 and 2020 to offset a tax liability arising from the automobile allowance received from the Company.

(2)    The healthcare and other benefits column represents the cost of insurance premiums for the health insurance of each of the NEOs. For Mr. Rosenstein, it also includes $24,493 and $23,328 paid in respect of association dues for 2021 and 2020, respectively.

Narrative to Summary Compensation Table

401(k) Plan

The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 70.5, disposition of substantially all of the Company’s assets or upon financial hardship. Until March 2020, the Company matched contributions made by our employees, including our NEOs, to the 401(k) plan. Beginning in March 2020 and continuing throughout 2021, the Company temporarily suspended matching contributions, which were reinstated effective January 1, 2022.

Employment Agreements

See “—Potential Payments Upon Termination or Change in Control—Agreements with Named Executive Officers” below for a description of our agreements with the NEOs.

2022 Equity Grants

In February 2022, the Compensation Committee approved the grant of 50,000 shares of the Company’s Class A common stock to each of our NEOs, which will be reported as 2022 compensation. The common stock was vested upon grant; provided, that each NEO agreed to hold a certain minimum number of shares of the Company’s Class A common stock and, in the case of Mr. Hellum, shares of the Company’s Class A common stock underlying vested options, at all times during 2022, 2023 and 2024 equal to 150,000, 100,000 and 50,000 shares, respectively.

Employee Stock Purchase Plan

In September 2021, the Board approved the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 ESPP constitutes a nonqualified sub-plan under the 2014 Incentive Plan (defined below). Under the 2021 ESPP, eligible employees, including our NEOs, may authorize payroll deductions of at least 3% but no more than 15% of their current compensation of each payday during six-month offering periods which commence on January 1 and July 1. Contributions are subject to an annual limitation of $25,000, and are used to purchase shares of Class A common stock at 90% of the fair market value of the Company’s Class A common stock on either the first or last day of an offering period, whichever is lower. The total number of shares purchased during each offering period may not exceed 2,000 shares per eligible participant. The first offering period for the 2021 ESPP commenced on January 1, 2022.

Outstanding Equity Awards at December 31, 2021

The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Bill Wilson	12/21/2020	62,500	187,500	6.57	(1)	12/21/2030	—	—
	5/31/2018	450,000	150,000	6.31	(1)	5/31/2028	100,000	1,333,000	(2)
	8/19/2015	87,950	—	8.74	(3)	8/19/2025	—	—
	7/25/2014	391,420	—	8.74	(3)	7/25/2024	—	—
Stuart Rosenstein	12/21/2020	62,500	187,500	6.57	(1)	12/21/2030	—	—
	11/8/2018	25,000	25,000	6.25	(4)	11/8/2028	—	—
	5/31/2018	37,500	12,500	6.31	(1)	5/31/2028	—	—
	8/19/2015	87,950	—	8.74	(3)	8/19/2025	—	—
	7/25/2014	782,840	—	8.74	(3)	7/25/2024	—	—
Erik Hellum	12/21/2020	50,000	150,000	6.57	(1)	12/21/2030	—	—
	11/8/2018	25,000	25,000	6.25	(4)	11/8/2028	—	—
	12/21/2017	100,000	—	8.24	(4)	12/21/2027	—	—
	7/25/2014	181,730	—	8.74	(3)	7/25/2024	—	—

(1)    These options vest 25% on each of the first four anniversaries of the grant date.

(2)    Market value based on the closing price of the Company's Class A common stock on December 31, 2021 of $13.33 per share. These shares vest 25% on each of the first four anniversaries of the grant date.

(3)    Pursuant to the Company's option exchange which became effective on August 17, 2018, the NEO tendered a larger number of options with an exercise price of $9.63 in exchange for these options with an exercise price of $8.74 per share. The grant date shown in the above table reflects the original issuance date of the respective options. These options were fully vested upon grant, subject to restrictions on transfer that lapsed with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. All restrictions with respect to these options have lapsed.

(4)    Each of these options vested 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

Potential Payments Upon Termination or Change in Control

2014 Omnibus Incentive Plan

In connection with the IPO, the Company adopted the 2014 Incentive Plan, as amended on January 27, 2021 to increase the number of shares issuable thereunder (as amended, the “2014 Incentive Plan”). The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan.

Award Agreement

Awards granted under the 2014 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Change in Control

In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.

Option awards held by our NEOs are subject to the terms of the 2014 Incentive Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of each respective option and, among other things, outline the effect of a change in control of the Company on outstanding awards.

The option awards granted to the NEOs in 2014 and 2015 were fully vested upon grant but were subject to transfer restrictions that lapsed with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. Our NEOs also hold option awards granted in 2016, 2017, 2018, and 2020. These 2016, 2017 and 2018 options vest in equal portions on each of the third and fourth anniversaries of grant (with the exception of the May, 2018 grants which vest in equal portions on each of the first four anniversaries) and the 2020 options vest in equal portions on each of the first four anniversaries of the grant, but are subject to “single-trigger” vesting and would become fully vested and exercisable in the event of a change in control of the Company.

For purposes of the Company’s 2016, 2017, 2018, and 2020 option awards and the 2014 Incentive Plan, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a business transaction or a director whose initial assumption of office occurs as a result of either an actual or threatened election or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition to a person or persons who beneficially own 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of the Company’s 2014 and 2015 equity awards, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation.

Agreements with Named Executive Officers

Each of Messrs. Wilson and Rosenstein entered into an employment agreement with the Company on October 16, 2017, and Mr. Hellum entered into an employment agreement with the Company on October 25, 2017 (each, as amended, an “Employment Agreement”). The term of the Employment Agreement ends on October 16, 2023 for each of Messrs. Wilson and Rosenstein and October 25, 2023 for Mr. Hellum. The Employment Agreements established each executive’s initial base salary and target annual bonus at the following levels: for Mr. Wilson, initial annual base salary of $1,000,000 and a target annual bonus of $500,000; for Mr. Rosenstein, an initial annual base salary of $750,000 and a target annual bonus of $450,000, and for Mr. Hellum, an initial base salary of $625,000 and a target annual bonus of $500,000, with a minimum of $150,000 for 2017 and $125,000 for 2018 for Mr. Hellum. Mr. Wilson’s Employment Agreement provided for his annual cash bonus for each of the Company’s 2018 and 2019 fiscal years to be no less than his target annual bonus.

In the event of termination without “Cause” or resignation for “Good Reason,” each of Messrs. Wilson and Rosenstein will be eligible to receive severance benefits including payments equal to one times the sum of the executive’s respective base salary and target annual bonus, a prorated portion of the bonus for the year of termination, 18 months of both the employer- and employee-portion of medical continuation, and 12 months of equity acceleration. In the event of termination without “Cause” or resignation for “Good Reason,” Mr. Hellum will be eligible to receive severance benefits including payments equal to one times the sum of his base salary and the average of his prior three years’ annual bonus, a prorated portion of the bonus for the year of termination, 12 months of both the employer- and employee-portion of medical continuation, and 12 months of equity acceleration. Further, in the event of termination without “Cause” or resignation for “Good Reason,” all outstanding, vested stock option awards held by each executive will remain exercisable for 24 months following the executive’s termination date or, if earlier, until the original expiration date of the stock option award, and that all outstanding equity awards will fully accelerate and vest upon a change in control of the Company.

Mr. Wilson is entitled to receive severance pay in the amount of three times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without Cause (x) within 12 months prior to a change in control of the Company (such termination, a “Wilson Anticipatory Termination”) or (y) during the 24-month period following a change in control of the Company or (ii) he terminates his employment for good reason within 24 months following a change in control of the Company. Mr. Wilson’s employment agreement also provides that in the event of a Wilson Anticipatory Termination, his unvested equity awards will remain outstanding until the earliest to occur of (A) the expiration date of the original award, solely in the case of stock options, (B) the 12-month anniversary of the termination date and (C) a change in control of the Company.

In addition, each of Mr. Rosenstein and Mr. Hellum is entitled to receive severance pay in the amount of two times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without Cause (x) within six months prior to a change in control of the Company (such termination, an “Anticipatory Termination”) or (y) during the 12-month period following a change in control of the Company or (ii) he terminates his employment for good reason within 12 months following a change in control of the Company. Each of Mr. Rosenstein’s and Mr. Hellum’s letter agreements also provides that in the event of an Anticipatory Termination, their unvested equity awards will remain outstanding until the earliest to occur of (A) the expiration date of the original award, solely in the case of stock options, (B) the 6-month anniversary of the termination date and (C) a change in control of the Company.

Each of Messrs. Wilson, Rosenstein and Hellum are subject to perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during the executive’s employment with the Company and for a period of twelve months following a termination that occurs during the term of the Employment Agreement.

For purposes of the Employment Agreements, “Cause” means (1) conviction of, or plea of guilty or nolo contendere to any felony or other criminal act involving fraud, moral turpitude or dishonesty; (2) commission of any act of fraud, embezzlement, or theft in dealings with the Company or its affiliates; (3) willful misconduct that is materially injurious to the Company; (4) material violation of Company policies and directives, which is not cured after written notice and a reasonable opportunity for cure; (5) willful and continued refusal by the executive to substantially perform his duties hereunder (other than such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice identifying the deficiencies and a reasonable opportunity for cure; (6) a material violation by the executive of any material provision of the Employment Agreement or any other material covenants to the Company; or (7) habitual intoxication or continued use of illegal drugs.

“Good Reason” is defined in the Employment Agreements as an occurrence of any of the following events or conditions without the executive’s consent that are not cured by the Company (if susceptible to cure by the Company) within 30 days after the executive gives written notice thereof to the Company, provided that such notice must be given to the Company within 30 days of Executive becoming aware of such condition: (1) any material reduction in the executive’s duties or responsibilities as in effect immediately prior thereto, or assignment of duties materially inconsistent with executive’s title and authority; (2) a material reduction in the executive’s base salary or target annual bonus; (3) a relocation of executive’s primary place of business by 50 miles or more; or (4) any other material breach by the Company of any material provision of the Employment Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Class A, Class B and Class C common stock as of March 14, 2022 for:

•each beneficial owner of more than 5% of any class of the Company’s outstanding shares;
•each of the Company’s named executive officers;
•each of the Company’s directors; and
•all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of March 14, 2022 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 12,785,170 shares of the Company’s Class A common stock, 815,296 shares of the Company’s Class B common stock, and 3,461,341 shares of the Company’s Class C common stock outstanding as of March 14, 2022.

	Amount and Nature of Beneficial Ownership
	Class A (2)		Class B (2)		Class C (2)		Total (3)
Name of Beneficial Owner (1)	Number	%	Number	%	Number	%	Number	%
5% Stockholders
The Madison Square Garden Company (4)	583,139	4.6%	—	—	2,625,000	75.8	3,208,139	18.8%
Funds affiliated with MSD Capital Management (5)	682,487	5.3%	—	—	836,341	24.2%	1,518,828	8.9%
American Century Investment Management, Inc. (6)	953,377	7.5%	—	—	—	—	953,377	5.6%
Renaissance Technologies LLC(7)	656,252	5.1%	—	—	—	—	656,252	3.8%
Dimensional Fund Advisors LP(8)	641,397	5.0%	—	—	—	—	641,397	3.8%
Directors and Named Executive Officers
B. James Ford (9)	48,208	*	—	—	—	—	48,208	*
Gary Ginsberg (10)	80,564	*	—	—	—	—	80,564	*
Stephen Kaplan (11)	58,208	*	—	—	—	—	58,208	*
David Lebow (12)	81,860	*	—	—	—	—	81,860	*
Steven Price (13)	110,737	*	2,344,200	92.7%	—	—	2,454,937	13.1%
Bill Wilson (14)	1,433,102	10.4%	—	—	—	—	1,433,102	7.9%
Stuart Rosenstein (15)	55,500	*	1,113,003	61.5%	—	—	1,168,503	6.5%
Erik Hellum (16)	429,746	3.3%	—	—	—	—	429,746	2.5%
All Directors and Current Executive Officers as a Group (12 persons) (17)	2,558,113	17.7%	3,765,495	98.8%	—	—	6,323,608	29.1%
* Represents less than 1%

(1)    Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., One Manhattanville Road, Suite 202, Purchase, New York 10577.

(2)    Holders of Class C common stock are not entitled to vote on matters to be voted upon by stockholders generally, whereas each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to 10 votes. Holders of Class B common stock and Class C common stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B common stock or Class C common stock, respectively, that does not similarly affect the rights of the holders of Class A common stock. In connection with the transfer of shares of Class B common stock, unless the transferee is an affiliate or related party of Oaktree or FiveWire, such transferred shares automatically convert into an equal number of shares of Class A common stock. In connection with the transfer of shares of Class C common stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C common stock remain shares of Class C common stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A common stock. Each holder of Class B common stock or Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class B common stock or Class C common stock, as applicable, into an equal number of shares of Class A common stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A common stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B common stock or Class C common stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act. Ownership presented in the Class A column is based on the aggregate beneficial ownership of shares of Class A common stock excluding shares of Class B common stock and shares of Class C common stock, which are convertible into shares of Class A common stock at the holders’ option, subject to the conditions above.

(3)    Aggregate beneficial ownership of shares of Class A common stock, Class B common stock and Class C common stock. Does not represent voting power

(4)    This information is based solely on the Schedule 13D/A (Amendment No. 1) filed with the SEC on May 13, 2021. The following joint filers share voting and dispositive power over the shares: (i) Madison Square Garden Entertainment Corp. (“MSGE”), (ii) MSG Entertainment Group, LLC, and (iii) MSG National Properties, LLC (“MSG National Properties”). MSG National Properties is a direct wholly-owned subsidiary of MSG Entertainment Group, LLC. MSG Entertainment Group, LLC is a direct wholly-owned subsidiary of MSGE. The address for each of these entities is Two Pennsylvania Plaza, New York, New York 10121.

(5)    This information is based solely on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 14, 2022 by MSD Capital, L.P. reporting the beneficial ownership of shares of Class A common stock as of December 31, 2021. 175,860 shares of Class A common stock are directly beneficially owned by SOF Investments, L.P. (“SOF Investments”) and 1,342,967 shares of Class A common stock are directly beneficially owned by SOF Investments, L.P. - Private V (“SOF Private V”). MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the securities beneficially owned by, SOF Investments and SOF Private V. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Each of John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to have or share voting and/or dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital Management. Each of Messrs. Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for the entities and individuals identified above is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10012

(6)    This information is based solely on the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 4, 2022 by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”), American Century Capital Portfolios, Inc. (“ACCP”) and Stowers Institute for Medical Research (“SIMR” and, together with ACIM, ACC and ACCP, the “American Century Reporting Persons”), reporting the beneficial ownership of shares of Class A common stock as of December 31, 2021. The report states that ACIM, ACC and SIMR each have sole voting power over 933,342 shares of Class A common stock and sole dispositive power over 953,377 shares of Class A common stock. The report also states that ACCP has sole voting and sole dispositive power over 747,870 shares of Class A common stock. The address of each of the American Century Reporting Persons is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(7)    This information is based solely on the Schedule 13G filed with the SEC on February 11, 2022 by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”), reporting the beneficial ownership of shares of Class A common stock as of December 31, 2021. The report states that RTC and RTHC have sole voting power over 517,352 shares of Class A common stock and sole dispositive power over 656,252 shares of Class A common stock. The address of RTC and RTHC is 800 Third Avenue, New York, New York 10022.

(8)    This information is based solely on the Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP and Dimensional Holdings Inc., reporting the beneficial ownership of shares of Class A common stock as of December 31, 2021. The report states that Dimensional Fund Advisors LP has sole voting power over 625,035 shares of Class A common stock and sole dispositive power over 641,397 shares of Class A common stock. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(9)    Includes 8,291 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(10)    Includes 28,557 shares of Class A common stock that can be acquired upon the exercise of options. Includes 8,291 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(11)    Includes 8,291 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(12)    Includes 24,866 shares of Class A common stock that can be acquired upon the exercise of options. Includes 8,291 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(13)    Includes 50,000 shares of Class A common stock and 440,239 shares of Class B common stock held by The Price 1998 Descendant’s Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A common stock and Class B common stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 1,712,928 shares of Class B common stock that can be acquired upon the exercise of options. If all 2,344,200 shares of Class B common stock beneficially owned by Steven Price were converted to shares of the Company’s Class A common stock, Steven Price would have beneficial ownership of 16.2% of Class A common stock for purposes of the table above.

(14)    Includes 991,870 shares of Class A common stock that can be acquired upon the exercise of options. Includes 100,000 shares of restricted Class A common stock that remain subject to vesting.

(15)    Includes 995,790 shares of Class B common stock that can be acquired upon the exercise of options. If all 1,113,003 shares of Class B common stock beneficially owned by Stuart Rosenstein were converted to shares of the Company’s Class A common stock, Stuart Rosenstein would have beneficial ownership of 8.4% of the Company’s Class A common stock for purposes of the table above.

(16)    Includes 356,730 shares of Class A common stock that can be acquired upon the exercise of options.

(17)    Includes 1,649,257 shares of Class A common stock and 2,995,164 shares of Class B common stock that can be acquired upon the exercise of options. If all 3,765,495 shares of Class B common stock beneficially owned by such group were converted to shares of Class A common stock, such group would have beneficial ownership of 36.3% of Class A common stock for purposes of the table above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions by the Audit Committee where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners or an immediate family member of any of the foregoing, and the party to the transaction has or will have a direct or indirect material interest in such transactions. As of March 9, 2021, Oaktree was no longer a greater than 5% beneficial owner of the Company due to the Oaktree Stock Repurchase.

Oaktree Stock Repurchase and Settlement Agreement

Pursuant to a stock repurchase agreement entered into between the Company and certain affiliates of Oaktree on January 24, 2021, the Company consummated the Oaktree Stock Repurchase on March 9, 2021 by repurchasing 1,595,224 shares of the Company’s Class A common stock, 2,151,373 shares of the Company’s Class B common stock and 8,814,980 warrants to purchase the Company’s Class A common stock from the sellers for an aggregate purchase price of $80.4 million.

In connection with the Oaktree Stock Repurchase, on March 8, 2021, the Company and such affiliates of Oaktree entered into a settlement agreement (the “Settlement Agreement”), pursuant to which, among other things, the Company agreed to pay $4.5 million to the sellers as follows: (i) $1.5 million on April 1, 2021; (ii) $1.0 million on July 1, 2021; (iii) $1.0 million on October 1, 2021; and (iv) $1.0 million on November 10, 2021. The Settlement Agreement also includes customary mutual releases from claims, demands, and damages related to the stock repurchase agreement.

Second Amended and Restated Registration Agreement

In connection with the Company’s initial public offering of shares of the Company’s Class A common stock in July 2014 (the “IPO”), the Company entered into the Second Amended and Restated Registration Agreement with certain funds managed by Oaktree and certain other of the Company’s equity holders. Under the agreement, Oaktree had the ability to cause Townsquare to register shares of the Company’s Class A common stock held by Oaktree. In addition, Oaktree and certain other equity holders had the right to participate in certain registrations by Townsquare of its equity securities. The foregoing rights were no longer effective as of the consummation of the Oaktree Stock Repurchase.

Stockholders’ Agreement

In connection with the IPO, Townsquare entered into a Stockholders’ Agreement with Oaktree, FiveWire and certain current and former executive officers, including Steven Price, Stuart Rosenstein, Alex Berkett, Dhruv Prasad and Scott Schatz (the “FiveWire Holders”). Under this agreement, certain funds managed by Oaktree had the right to designate three director designees to the Board so long as Oaktree beneficially owned at least 33.3% of the number of shares of common stock it held immediately following the IPO. Each of the directors designated by Oaktree had two votes on each matter until Oaktree ceased to beneficially own at least 70% of the number of shares of common stock it held immediately following the IPO.

In addition, for so long as Oaktree beneficially owned at least one-third of the number of shares of common stock it held immediately following the IPO, each FiveWire Holder would take all necessary actions to cause the election of such Oaktree director designees.

Furthermore, pursuant to the Stockholders’ Agreement, each FiveWire Holder granted to Oaktree an irrevocable proxy to vote their shares of the Company’s Class B common stock, which remained in effect for so long as Oaktree beneficially owned at least 50% of the number of shares of common stock it held immediately following the IPO.

The foregoing rights were no longer effective as of the consummation of the Oaktree Stock Repurchase.

25Madison Services Agreement

In January 2019, the Company entered into a services agreement (the “25Madison Agreement”) to provide various support services to 25Madison, LLC, an investment fund in which Steven Price and Gary Ginsberg, two of our directors, are two of several managing directors.

Under the 25Madison Agreement, the Company provides human resources, accounting and information technology support, as well as business development and engineering consulting and advisory services, to 25Madison. The services are subject to reasonable limitations as determined by the Company and not to interfere with employees’ performance of their regular duties.

The 25Madison Agreement contains customary mutual confidentiality provisions, as well as an employee non-solicitation provision restricting 25Madison from soliciting Company employees for the term of the agreement plus 12 months thereafter. It also provides that 25Madison will offer the Company certain investment opportunities that 25Madison pursues in areas in which the Company has businesses.

The 25Madison Agreement has a one-year term, subject to automatic renewal for one-year periods unless either party provides notice of its intention not to renew at least 30 days prior to the end of the current term. The 25Madison Agreement can also be terminated for any reason by either party upon five days’ written notice.

25Madison paid the Company a fee of $15,000 per month pursuant to the 25Madison Agreement until early 2020 when the fee was reduced to $5,000 per month, as mutually agreed between the parties. The 25Madison Agreement was terminated in March 2021. During the twelve months ended December 31, 2021 and 2020, the Company received payments in the aggregate of approximately $15,000 and $110,668 related to services provided under the terms of the 25Madison Agreement, respectively. Separately, the Company provided various marketing services (including Ignite solutions) to Harbor (formerly known as Safeable), a company formed by and currently controlled by 25Madison, LLC, and received cash consideration in exchange for such services of $126,000 in 2020. The Company stopped providing marketing services to Harbor in December 2020.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its current and former directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers

Board Observer Rights

In connection with the purchase by The Madison Square Garden Company (“MSG”) of the shares of common stock previously held by GE Capital, the Company granted MSG the right to have one observer attend meetings of the Board and its committees, for so long as MSG and its affiliates collectively own at least 75% of the number of shares of common stock of the Company that MSG and its affiliates held as of the date of MSG’s purchase. The Company also agreed to indemnify MSG’s Board observer to the same extent and in the same manner as the Company indemnifies its non-employee members of the Board

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2021. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: Mr. Ford (Chair), Mr. Ginsberg and Mr. Lebow. All of the members are independent directors under the NYSE and SEC audit committee requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

In fulfilling its oversight responsibility of appointing and approving (including pre-approving as required by applicable law) the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021 with the Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm (“BDO”). The Audit Committee has also discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Submitted by the Members of the Audit Committee

B. James Ford (Chair), Gary Ginsberg and David Lebow

OTHER AUDIT COMMITTEE MATTERS

Principal Accountant Fees and Services

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2021 and December 31, 2020.

BDO USA, LLP	2021	2020
Audit Fees	$698,937	$773,556	(1)
Total Fees	$698,937	$773,556

(1)    Audit fees for BDO relate to professional services rendered in connection with: (a) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and the audit of the effectiveness of the Company’s internal control over financial reporting; (b) quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (c) comfort letter issued in connection with the private offering and sale of $550.0 million aggregate principal amount of 6.875% senior secured notes due 2026, completed on January 6, 2021.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm. In pre-approving such services, the Audit Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm. The Audit Committee does not delegate this responsibility (or any other Audit Committee function) to Company management. All services for which the fees listed above were accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2021 and December 31, 2020 were approved in accordance with these pre-approval policies and procedures.

PROPOSALS

Overview of Proposals

This Proxy Statement contains two proposals requiring stockholder action:

•Proposal One relates to the election of two Class II directors to the Board; and

•Proposal Two relates to the ratification of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Each proposal is discussed in more detail below.

PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS

Townsquare’s Board consists of six directors. The Board is divided into three classes, each serving staggered, three-year terms.

The Board has re-nominated Gary Ginsberg and Steven Price to be elected to serve as directors until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until such director’s earlier retirement, resignation or other termination of service. The remaining directors are in Class I (terms expire at the 2024 annual meeting of stockholders) and Class III (terms expire at the 2023 annual meeting of stockholders). Additional information regarding the director nominees and the remaining directors are set forth in “Directors and Corporate Governance” above.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s two nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Board may designate a substitute nominee and the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

The Board unanimously recommends that stockholders vote
FOR the election of Gary Ginsberg and Steven Price.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Audit Committee has re-appointed BDO to serve as our independent registered public accounting firm for the year ending December 31, 2022. BDO has served as the Company’s independent registered public accounting firm since June 2019.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. As the Audit Committee has responsibility for the appointment of the independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, in the event of a negative vote on such ratification, the Audit Committee will reconsider its selection for the current year or future years. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of BDO are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board unanimously recommends that stockholders vote FOR Proposal Two.

GENERAL INFORMATION

Why am I receiving these materials?

Townsquare Media, Inc. has made these materials available to you on the Internet or, upon your request, has delivered these materials by email or mail in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/TSQ2022, on May 10, 2022 at 10:00 a.m., Eastern Daylight Time, and for any postponement(s) or adjournment(s) thereof.

On or about March 28, 2022, the Company intends to mail to its stockholders of record a notice regarding the Internet availability of proxy materials (the “Notice”) containing instructions on how to vote through the Internet and how to access through the Internet this Proxy Statement and the Company’s 2021 annual report to stockholders (the “Annual Report”), which includes the Company’s annual report on Form 10-K for 2021. Beneficial owners will receive a similar voting instruction form from their broker, bank, or other nominee. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

To attend or participate in the Annual Meeting as a stockholder of record, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders to expedite your receipt of such materials. Accordingly, the Company is sending the Notice to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed or email copy can be found in the Notice, both for the Annual Meeting and on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials. Notwithstanding anything to the contrary, the Company may send certain stockholders of record a full set of proxy materials by paper delivery or email instead of the Notice or in addition to sending the Notice.

What matters will be voted on at the Annual Meeting?

The Company is aware of two matters proposed to be voted on by stockholders of record at the Annual Meeting:

1.The election to the Board of Class II director nominees, Gary Ginsberg and Steven Price (“Proposal One”).

2.Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal Two”).

The Company is not aware of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby on such other matters in accordance with the Board's recommendation or, if no recommendation is made, in their discretion

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•“FOR” the reelection to the Board of each of the Class II director nominees, Gary Ginsberg and Steven Price, set forth in Proposal One.

•“FOR” Proposal Two, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to:

•View the Company’s proxy materials for the Annual Meeting; and

•Instruct the Company to send proxy materials to you by email for the Annual Meeting and on an ongoing basis.

The Company’s proxy materials are also available at https://www.proxyvote.com or www.townsquaremedia.com/equity-investors/sec-filings. Website addresses are included in this Proxy Statement for reference only. The information contained on such websites is not incorporated by reference into this Proxy Statement.

Choosing to receive future proxy materials by email will help reduce the impact of the Company’s annual meetings on the environment and the cost to the Company of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Holders of record of the Company’s Class A common stock and Class B common stock at the close of business on March 14, 2022 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting as set forth below. As of the Record Date, there were 12,785,170 shares of the Company’s Class A common stock outstanding and 815,596 shares of the Company’s Class B common stock outstanding.

Each share of the Company’s Class A common stock entitles the holder thereof to one vote for each proposal properly submitted for vote at the Annual Meeting. Each share of the Company’s Class B common stock entitles the holder thereof to ten votes for each proposal properly submitted for vote at the Annual Meeting. Holders of shares of the Company’s Class C common stock are not entitled to any voting rights with respect to such shares of the Company’s Class C common stock at the Annual Meeting. The holders of the Company’s Class A common stock and Class B common stock vote together on each proposal as a single class

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If, as of the Record Date, your shares were registered directly in your name with Townsquare’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, the proxy materials are being sent to you directly by or on behalf of the Company and, without further action you may attend the Annual Meeting, and you may vote online at the Annual Meeting or vote by proxy (via the Internet, by telephone or by mail). Whether or not you plan to attend the Annual Meeting, the Company urges you to vote in advance of the Annual Meeting to ensure your vote is counted.

If, as of the Record Date, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker or other agent how to vote the shares in your account or vote online at the Annual Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice, the proxy card or email notification.

•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll-free number found on the proxy card.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•At the Annual Meeting. You may also vote online at the Annual Meeting. To attend or participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote:

•Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on your voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•At the Annual Meeting. You may also vote online at the Annual Meeting. Instructions to attend or participate in the Annual Meeting will be included on the voting instruction form provided by your bank, broker or other nominee. You will need the 16-digit control number included on your voting instruction form, or you may need to contact the organization that holds your shares for instructions to obtain a 16-digit control number. You may also be able to gain access to and vote online at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, are present online or represented by proxy at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, the Company may adjourn or postpone the Annual Meeting to another date to solicit additional proxies

How are proxies voted?

All shares represented by valid proxies received by the time specified or otherwise prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Bill Wilson and Stuart Rosenstein, will vote your shares on all matters presented for vote at the Annual Meeting in the manner recommended by the Board or, if no recommendation is made by the Board, as the proxy holders may determine in their discretion.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Two.

The other proposal, the election of two Class II directors (Proposal One), is considered a non-routine matter under applicable rules. Therefore, there may be broker non-votes on Proposal One.

How many votes are needed to approve each proposal?

Proposal One: The election of each Class II director will require the affirmative vote of a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of such directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. You may vote “for” or “withhold” on each of the nominees for election as director. As a result, any shares not voted “for” a particular nominee (including as a result of a “withhold” vote or a broker non-vote as described above) will not be counted in such nominee’s favor and will have no effect on the outcome of the election

Notwithstanding that directors will be elected by a plurality of votes cast, if any nominee for director receives a greater number of votes “withheld” than “for” in an uncontested election, such director must promptly tender his or her resignation conditioned on Board acceptance. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept the resignation offer. See “DIRECTORS AND CORPORATE GOVERNANCE – Corporate Governance” for further information.

Proposal Two: The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 will require the affirmative vote of the holders of a majority in voting power of the shares of capital stock present online or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as votes against the matter.

What does it mean if I receive more than one Notice, proxy card, voting instruction form or email notification?

If you receive more than one Notice, proxy card, voting instruction form or email notification, your shares are registered in more than one name or are registered in different accounts with banks, brokers, other nominees or our transfer agent. Please take action with respect to each Notice, proxy card, voting instruction form and email notification, to ensure that all of your shares are voted.

Can I change my vote?

You may generally revoke your proxy and change your vote generally at any time before the taking of the vote at the Annual Meeting.

Stockholders of Record. No later than 11:59 p.m., Eastern Daylight Time, on the day before the Annual Meeting, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date so long as it is received by May 9, 2022 by 11:59 p.m., Eastern Daylight Time, or by virtually attending the Annual Meeting and voting online. Only the latest validly executed proxy that you submit will be counted. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote online at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Townsquare Media, Inc., One Manhattanville Road, Suite 202, Purchase, New York 10577 prior to the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee on a timely basis according to materials provided by such person. You may also change your vote by voting online at the Annual Meeting as described above

Who pays for the expenses of solicitation?

Townsquare’s Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials, solicitation of proxies and hosting the virtual meeting. As part of this process, the Company reimburses brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to its stockholders. Townsquare’s directors, officers and employees may also solicit proxies on its behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.

Who counts the votes?

The Company has engaged Broadridge as its independent agent to tabulate stockholder votes.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. Final voting results are expected to be published on a Current Report on Form 8-K to be filed by the Company within four business days after the Annual Meeting.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at One Manhattanville Road, Suite 202, Purchase, New York 10577 and the Company’s main telephone number is (203) 861-0900.

Whom may I contact with questions?

If you have any questions or require any assistance with voting your shares, please contact Broadridge at 1-800-579-1639.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of stockholders?

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2023 annual meeting, written notice of any proposal that a stockholder intends to present at the 2023 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be delivered to the Company’s Secretary by mail at One Manhattanville Road, Suite 202, Purchase, New York 10577 and must be received no later than November 28, 2022. To be eligible to be included in the Company’s proxy statement, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement.

Our bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual meeting of stockholders or to bring proposals before an annual meeting other than pursuant to Rule 14a-8 under the Exchange Act. These advance notice provisions require that, among other things, stockholders give timely written notice to the Company’s Secretary regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2023 annual meeting other than pursuant to Rule 14a-8 under the Exchange Act must provide the information set forth in our bylaws to the Company’s Secretary no earlier than close of business on January 10, 2023 and no later than close of business on February 9, 2023. However, if we hold the 2023 annual meeting more than 30 days before, or more than 70 days after, the anniversary of the 2022 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2023 annual meeting date, and not later than close of business on (i) the 90th day prior to the 2023 annual meeting date or (ii) the tenth day after public disclosure of the 2023 annual meeting date, whichever is later.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Multiple Stockholders Sharing the Same Address

As permitted by SEC rules and referred to as “householding”, to the extent paper delivery is requested, the Company will deliver only a single set of the Annual Report, this Proxy Statement and other proxy materials to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate set of the Annual Report, this Proxy Statement and other proxy materials, to a stockholder at a shared address to which a single copy was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy in the future. Stockholders of record wishing to receive a separate set of the proxy materials in the future, or stockholders of record sharing an address wishing to receive a single copy in the future, may contact Townsquare Media, Inc., at One Manhattanville Road, Suite 202, Purchase, New York 10577, telephone: (203) 861-0900.

Additional Resources

Corporate Governance

https://www.townsquaremedia.com/equity-investors/corporate-governance-board-of-directors

•Committee Charters
•Code of Business Conduct and Ethics
•Corporate Governance Guidelines

Investor Relations

•Investor Relations - https://www.townsquaremedia.com/equity-investors
•Press Releases - https://www.townsquaremedia.com/equity-investors/press-releases

Annual Meeting Documents and other SEC Filings

https://www.townsquaremedia.com/equity-investors/sec-filings

OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with the Board’s recommendations or, if no recommendation is made, their discretion.

Dated: March 28, 2022

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Price
Executive Chairman of the Board of Directors

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TSQ2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class II Directors - nominees to serve a three-year term:

Nominees

1) Gary Ginsberg 2) Steven Price

The Board of Directors recommends you vote FOR THE FOLLOWING PROPOSAL:

	For	Against	Abstain
2. The Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

0000543468_1 R1.0.0.24

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice of Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com

TOWNSQUARE MEDIA, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TOWNSQUARE MEDIA, INC.

The undersigned appoints Bill Wilson and Stuart Rosenstein as proxies, each with full power of substitution, to vote all shares of Class A common stock and Class B common stock of Townsquare Media, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Stockholders of the Company scheduled to be held on May 10, 2022 at 10:00 a.m. Eastern Daylight Time, virtually via live webcast at www.virtualshareholdermeeting.com/TSQ2022 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A common stock and Class B common stock of the Company held by the undersigned, and hereby ratifies and confirms all action that each herein named attorney and proxy, their respective substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Continued and to be signed on reverse side

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